NUVEEN INVESTMENT FUNDS, INC.

MANAGEMENT AGREEMENT

SCHEDULE A

OCTOBER 1, 2014

The Funds of the Company currently subject to this Agreement and the effective date for each are as follows:

FUND	EFFECTIVE DATE	INITIAL TERM
Nuveen Core Bond Fund	October 1, 2014	Until August 1, 2015
Nuveen Core Plus Bond Fund	October 1, 2014	Until August 1, 2015
Nuveen Dividend Value Fund	October 1, 2014	Until August 1, 2015
Nuveen Equity Index Fund	October 1, 2014	Until August 1, 2015
Nuveen Global Infrastructure Fund	October 1, 2014	Until August 1, 2015
Nuveen High Income Bond Fund	October 1, 2014	Until August 1, 2015
Nuveen Inflation Protected Securities Fund	October 1, 2014	Until August 1, 2015
Nuveen Intermediate Government Bond Fund	October 1, 2014	Until August 1, 2015
Nuveen Large Cap Growth Opportunities Fund	October 1, 2014	Until August 1, 2015
Nuveen Large Cap Select Fund	October 1, 2014	Until August 1, 2015
Nuveen Mid Cap Growth Opportunities Fund	October 1, 2014	Until August 1, 2015
Nuveen Mid Cap Select Fund	October 1, 2014	Until August 1, 2015
Nuveen Mid Cap Value Fund	October 1, 2014	Until August 1, 2015
Nuveen Minnesota Intermediate Municipal Bond Fund	October 1, 2014	Until August 1, 2015
Nuveen Minnesota Municipal Bond Fund	October 1, 2014	Until August 1, 2015
Nuveen Nebraska Municipal Bond Fund	October 1, 2014	Until August 1, 2015
Nuveen Oregon Intermediate Municipal Bond Fund	October 1, 2014	Until August 1, 2015

FUND	EFFECTIVE DATE	INITIAL TERM
Nuveen Real Asset Income Fund	October 1, 2014	Until August 1, 2015
Nuveen Real Estate Securities Fund	October 1, 2014	Until August 1, 2015
Nuveen Short Term Municipal Bond Fund	October 1, 2014	Until August 1, 2015
Nuveen Short Term Bond Fund	October 1, 2014	Until August 1, 2015
Nuveen Small Cap Growth Opportunities Fund	October 1, 2014	Until August 1, 2015
Nuveen Small Cap Select Fund	October 1, 2014	Until August 1, 2015
Nuveen Small Cap Value Fund	October 1, 2014	Until August 1, 2015
Nuveen Strategic Income Fund	October 1, 2014	Until August 1, 2015
Nuveen Tactical Market Opportunities Fund	October 1, 2014	Until August 1, 2015

(SIGNATURE PAGE FOLLOWS)

Dated: October 1, 2014

NUVEEN INVESTMENT FUNDS, INC.

ATTEST	BY	/s/ KEVIN J. MCCARTHY
Vice President

/s/ Mark Winget

NUVEEN FUND ADVISORS, LLC

ATTEST	BY	/s/ GIFFORD R. ZIMMERMAN
Managing Director

/s/ Mark Winget

NUVEEN INVESTMENT FUNDS, INC.

MANAGEMENT AGREEMENT

SCHEDULE B

OCTOBER 1, 2014

a.	Compensation pursuant to Section 7 of this Agreement shall be calculated with respect to each Fund in accordance with the following schedule applicable to the average daily net assets of the Fund: Each Fund’s Management Fee will equal the sum of a Fund-Level Fee and a Complex-Level Fee.

b.	The Fund-Level Fee for each Fund shall be computed by applying the following annual rate to the average total daily net assets of the Fund:

Fund	First $125 Million	Next $125 Million	Next $250 Million	Next $500 Million	Next $1 Billion	Assets of $2 Billion or More
Nuveen Core Bond Fund	0.27%	0.2575%	0.2450%	0.2325%	0.2200%	0.1950%
Nuveen Core Plus Bond Fund	0.28%	0.2675%	0.2550%	0.2425%	0.2300%	0.2050%
Nuveen Dividend Value Fund	0.60%	0.5875%	0.5750%	0.5625%	0.5500%	0.5250%
Nuveen Equity Index Fund	0.10%	0.0875%	0.0750%	0.0625%	0.0500%	0.0250%
Nuveen Global Infrastructure Fund	0.75%	0.7375%	0.7250%	0.7125%	0.7000%	0.6750%
Nuveen High Income Bond Fund	0.40%	0.3875%	0.3750%	0.3625%	0.3500%	0.3250%
Nuveen Inflation Protected Securities Fund	0.25%	0.2375%	0.2250%	0.2125%	0.2000%	0.1750%
Nuveen Intermediate Government Bond Fund	0.27%	0.2575%	0.2450%	0.2325%	0.2200%	0.1950%
Nuveen Large Cap Growth Opportunities Fund	0.65%	0.6375%	0.6250%	0.6125%	0.6000%	0.5750%
Nuveen Large Cap Select Fund	0.55%	0.5375%	0.5250%	0.5125%	0.5000%	0.4750%
Nuveen Mid Cap Growth Opportunities Fund	0.70%	0.6875%	0.6750%	0.6625%	0.6500%	0.6250%
Nuveen Mid Cap Value Fund	0.70%	0.6875%	0.6750%	0.6625%	0.6500%	0.6250%
Nuveen Minnesota Intermediate Municipal Bond Fund	0.35%	0.3375%	0.3250%	0.3125%	0.3000%	0.2750%
Nuveen Minnesota Municipal Bond Fund	0.35%	0.3375%	0.3250%	0.3125%	0.3000%	0.2750%
Nuveen Nebraska Municipal Bond Fund	0.35%	0.3375%	0.3250%	0.3125%	0.3000%	0.2750%
Nuveen Oregon Intermediate Municipal Bond Fund	0.35%	0.3375%	0.3250%	0.3125%	0.3000%	0.2750%
Nuveen Real Asset Income Fund	0.6000%	0.5875%	0.5750%	0.5625%	0.5500%	0.5250%
Nuveen Real Estate Securities Fund	0.70%	0.6875%	0.6750%	0.6625%	0.6500%	0.6250%
Nuveen Short Term Municipal Bond Fund	0.25%	0.2375%	0.2250%	0.2125%	0.2000%	0.1750%
Nuveen Short Term Bond Fund	0.22%	0.2075%	0.1950%	0.1825%	0.1700%	0.1450%
Nuveen Small Cap Growth Opportunities Fund	0.80%	0.7875%	0.7750%	0.7625%	0.7500%	0.7250%
Nuveen Small Cap Select Fund	0.70%	0.6875%	0.6750%	0.6625%	0.6500%	0.6250%
Nuveen Small Cap Value Fund	0.70%	0.6875%	0.6750%	0.6625%	0.6500%	0.6250%
Nuveen Strategic Income Fund	0.36%	0.3475%	0.3350%	0.3225%	0.3100%	0.2850%
Nuveen Tactical Market Opportunities Fund	0.60%	0.5875%	0.5750%	0.5625%	0.5500%	0.5250%

c.	The Complex-Level Fee for each Fund shall be computed by applying the Complex-Level Fee Rate (as applied to a specific Fund, the “Fund-Specific Complex-Level Fee Rate”), expressed as a daily equivalent, to the daily net assets of the Fund. The Complex-Level Fee Rate shall be determined based upon the total daily net assets of all Eligible Funds, as defined below (with such daily net assets to include – in the case of Eligible Funds whose advisory fees are calculated by reference to net assets that include net assets attributable to preferred stock issued by or borrowings by the Eligible Fund – such leveraging net assets), pursuant to the annual fee schedule shown below in this section, with the following exclusions (as adjusted, “Complex-Level Assets”):

(i)	in the case of Eligible Funds that invest in other Eligible Funds (“Funds of Funds”), that portion of the net assets of such Funds of Funds attributable to investments in such other Eligible Funds;

(ii)	that portion of the net assets of each Eligible Fund comprising the daily “Fund Asset Limit Amount” (as defined below).

The Complex-Level Fee Rate shall be calculated in such a manner that it results in the effective rate at the specified Complex-Level Asset amounts shown in the following annual fee schedule:

Complex-Level Asset Breakpoint Level ($ billion)	Effective Rate at Breakpoint Level (%)
55	0.2000
56	0.1996
57	0.1989
60	0.1961
63	0.1931
66	0.1900
71	0.1851
76	0.1806
80	0.1773
91	0.1691
125	0.1599
200	0.1505
250	0.1469
300	0.1445

d.	“Eligible Funds,” for purposes of the Agreement, shall mean all Nuveen-branded closed-end and open-end registered investment companies organized in the United States. Any open-end or closed-end funds that subsequently become a Nuveen-branded fund because either (a) Nuveen Investments, Inc. or its affiliates acquire the investment adviser to such funds (or the adviser’s parent), or (b) Nuveen Investments, Inc. or its affiliates acquire the fund’s adviser’s rights under the management agreement for such fund (in either case, such acquisition an “Acquisition” and such fund an “Acquired Fund”), will be evaluated by both Nuveen management and the Nuveen Funds’ Board, on a case-by-case basis, as to whether or not the assets of such Acquired Funds would be included in Complex-Level Assets and, if so, whether there would be a basis for any adjustments to the complex-level breakpoint schedule and/or its application.

e.	The “Fund Asset Limit Amount” as of any calculation date shall for each Fund be equal to the lesser of (i) the Initial Fund Asset Limit Amount (defined below), and (ii) the Eligible Fund’s current net assets. The “Initial Fund Asset Limit Amount” for an Eligible Fund shall be determined as follows:

i.	In the case of Nuveen-branded Funds that qualified as Eligible Funds on or prior to June 30, 2010, as well as Eligible Funds launched thereafter that are not Acquired Funds, the Initial Fund Asset Limit Amount shall be equal to zero, except to extent that such Fund may later participate in a subsequent Fund consolidation as described in (iii) below.

ii.	In the case of Acquired Funds, the Initial Fund Asset Limit Amount is equal to the product of (i) 1 minus the Aggregate Eligible Asset Percentage (defined below), and (ii) an Acquired Fund’s net assets as of the effective date of such Fund’s Acquisition.

iii.	In the event of a consolidation or merger of one or more Eligible Funds, the Initial Fund Asset Limit Amount of the combined fund will be equal to the sum of the Initial Fund Asset Limit Amounts of each individual Eligible Fund.

f.	Following are additional definitions of terms used above:

i.	“Acquisition Assets”: With respect to an Acquisition, the aggregate net assets as of the effective date of such Acquisition of all Acquired Funds.

ii.

“Aggregate Eligible Asset Amount”: With respect to an Acquisition, that portion of the aggregate net assets of Acquired Funds as of the effective date of such Acquisition that is included in Complex-Level Assets. With respect to the series of First American Investment Funds, Inc. that became Acquired Funds as of January 1, 2011, the Aggregate Eligible Asset Amount is $2 billion.

iii.	“Aggregate Eligible Asset Percentage”: The ratio of the Aggregate Eligible Asset Amount to Acquisition Assets.

iv.	“Fund-Specific Complex-Level Fee Rate”: The Complex-Level Fee Rate applicable to a specific Eligible Fund. In the case of Eligible Funds that are Funds of Funds, the Fund-Specific Complex-Level Fee Rate is zero percent (0%). For all other Eligible Funds, the Fund-Specific Complex-Level Fee Rate is the annual fee rate calculated as the sum of (i) the Complex-Level Fee Rate plus (ii) the product of (a) the difference between 0.20% and the Complex-Level Fee Rate; and (b) the ratio of the Fund’s Fund Asset Limit Amount to such Fund’s net assets.

(SIGNATURE PAGE FOLLOWS)

Dated: October 1, 2014

NUVEEN INVESTMENT FUNDS, INC.

ATTEST	BY	/s/ KEVIN J. MCCARTHY
Vice President

/s/ Mark Winget

NUVEEN FUND ADVISORS, LLC

ATTEST	BY	/s/ GIFFORD R. ZIMMERMAN
Managing Director

/s/ Mark Winget